                                                                    EXHIBIT 36

                     IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,    )
and MGZ CORP.,                  )
                                )
     Plaintiffs,                )
                                )
     v.                         )  Civil Action No. 98-473-RRM
                                )
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
     Defendant.                 )
________________________________)
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
     Counterclaimant,           )
                                )
     v.                         )
                                )
MENTOR GRAPHICS CORPORATION,    )
MGZ CORP., WALDEN C. RHINES,    )
GREGORY K. HINCKLEY, DEAN M.    )
FREED, GIDEON ARGOV, SCOTT H.   )
BICE, HARRY L. DEMOREST,        )
C. SCOTT GIBSON and MICHAEL J.K.)
SAVAGE,                         )
                                )
     Counterclaim-defendants.   )

                    MOTION TO RESCHEDULE HEARING ON CROSS
                     MOTIONS FOR PRELIMINARY INJUNCTIONS
                     -----------------------------------

        Defendant/counterclaimant Quickturn Design Systems, Inc. ("Quickturn"), hereby moves the Court for an Order in the form attached hereto rescheduling the hearing on the parties' cross motions for preliminary injunctions. The grounds for this motion are as follows:

  1. Several weeks ago, this Court scheduled a hearing on the parties' cross-motions for preliminary injunctions for October 6, 1998. That date was selected largely due to the fact that at that point in time the Court of Chancery had scheduled a hearing on Mentor Graphic's motion for preliminary injunction in that action for October 7. Since the initial scheduling of the hearing on the cross motions for preliminary injunctions in this action, there have been several factual developments that militate in favor of postponing the briefing and hearing on both motions.

  2. First, there is no longer a preliminary injunction hearing scheduled for October 7 in the Court of Chancery action. Rather, Mentor withdrew its application for a preliminary injunction and instead requested an expedited trial on the merits. The Court of Chancery scheduled that matter for trial on October 19, 20 & 23. The October 7 date has now been reserved for the Quickturn Defendants' motion for summary judgment.

  3. Second, since Mentor only began soliciting proxies on or about September 11 (when it filed its definitive proxy statement with the SEC) in connection with the special meeting of Quickturn shareholders Mentor has purported to call for October 29, it is premature and will be a waste of judicial resources (as well as the parties' resources) to hold the injunction hearing at such an early date since there will be additional factual developments (including additional disclosures and likely additional disclosure claims) over the course of the coming weeks that will impact the Court's consideration of this matter. It will serve the interests of judicial economy and will be more efficient for all concerned to delay the briefing and hearing on the cross motions until later in October when the factual record is more static. Otherwise, the Court is faced with the prospect of having to decide cross motions for preliminary injunctions on less than a complete and static record and the possibility of having to hold more than one preliminary injunction hearing.

  4. Third, given that the current discovery cut-off is September 23, 1998, it is impractical to proceed on a schedule that calls for both parties' opening preliminary injunction briefs to be filed on September 24 if the hearing is to go forward on October 6. Moreover, it is unlikely that

                                      -2-
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the discovery record will be closed on September 23 given certain depositions scheduling issues and untenable privilege positions taken by Mentor in discovery.

  5. For all of the foregoing reasons, Quickturn respectfully requests, subject of course to the Court's availability, that the hearing on the parties' cross motions for preliminary injunctions be rescheduled from October 6 until October 16 (the Friday before the trial scheduled in the Court of Chancery action), or October 21 or 22 (the Wednesday or Thursday during the week of the trial in the Court of Chancery action) and that the briefing schedule be adjusted accordingly. Given that opening briefs on the cross motions for preliminary injunctions are tentatively scheduled to be filed by the close of business on Thursday, September 24 if the October 6 hearing is not rescheduled, we respectfully request that a teleconference be scheduled to address this matter as soon as possible.



                              MORRIS, NICHOLS, ARSHT & TUNNELL


                                /s/ William M. Lafferty
                              -------------------------------------
                              Kenneth J. Nachbar (#2067)
                              William M. Lafferty (#2755)
                              Donna L. Culver (#2983)
                              1201 N. Market Street
                              P.O. Box 1347
                              Wilmington, DE  19899
                              (302) 658-9200
                                Attorneys for Counterclaimant
                                Quickturn Design Systems, Inc.
OF COUNSEL:

James A. DiBoise
David J. Berger
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road

Palo Alto, CA  94304-1050
(650) 493-9300

September 22, 1998

                     IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,    )
and MGZ CORP.,                  )
                                )
  Plaintiffs,                   )
                                )
  v.                            )  Civil Action No. 98-473-RRM
                                )
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
  Defendant.                    )
________________________________)
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
  Counterclaimant,              )
                                )
  v.                            )
                                )
MENTOR GRAPHICS CORPORATION,    )
MGZ CORP., et al.,              )
                                )
  Counterclaim-defendants.      )

                                    ORDER
                                    -----

        The Court having considered counterclaimant Quickturn Design Systems, Inc. ("Quickturn")'s Motion to Reschedule Hearing on Cross Motions for Preliminary Injunctions;

        IT IS HEREBY ORDERED this __ day of September, 1998 that:

  1. Quickturn's Motion to Reschedule Hearing on Cross Motions for Preliminary Injunctions is GRANTED, and the hearing on the parties' cross motions for preliminary injunctions will be held on October __, 1998 at __:__ _.m.

                                     _________________________________________

                                        The Honorable Roderick R. McKelvie

                 CERTIFICATION PURSUANT TO LOCAL RULE 7.1.1
                 ------------------------------------------

        Pursuant to Local Rule 7.1.1, I hereby certify that I have made a reasonable effort to reach agreement with opposing counsel on the matters set forth in the foregoing motion, but the parties have been unable to reach agreement with respect to this motion.



                                          /s/ William M. Lafferty
                                        ------------------------------
                                              William M. Lafferty

                           CERTIFICATE OF SERVICE
                           ----------------------


        I hereby certify that on September 22, 1998, two copies of the foregoing Motion to Reschedule Hearing on Cross Motions for Preliminary Injunctions were served upon the following counsel of record:

VIA HAND DELIVERY                       VIA OVERNIGHT MAIL
- -----------------                       ------------------

Kevin G. Abrams, Esquire                Christopher L. Kaufman, Esquire
Richards, Layton & Finger               Latham & Watkins
One Rodney Square, P.O. Box 511         75 Willow Road
Wilmington, Delaware 19899              Menlo Park, California  94025

Norman M. Monhait, Esquire
Rosenthal, Monhait, Gross &
 Goddess, P.A.
Suite 1401, Mellon Bank Center
P.O. Box 1070
Wilmington, Delaware 19899


                                            /s/ William M. Lafferty
                                        ------------------------------------
                                                William M. Lafferty